UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2023

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 14, 2023, Mustang Bio, Inc. (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to its At Market Issuance Sales Agreement by and among the Company, B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (collectively, the “Agents”), dated July 27, 2018, as amended by Amendment No. 1 on July 20, 2020 and Amendment No. 2 on December 31, 2020 (together with Amendment No. 1 and Amendment No. 2, the “Sales Agreement”) in connection with the continuation of the Company’s at-the-market equity offering program (the “Program”). Pursuant to the terms and conditions of Amendment No. 3, the Company may, from time to time, continue to issue and sell through or to the Agents, shares of its common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $100 million (the “ATM Shares”), subject to applicable limitations. The purposes of Amendment No. 3 are to add the limitations imposed on the Program by General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”) to the Sales Agreement and remove Oppenheimer & Co., Inc. as an Agent for the Program. At the time of the Company’s entry into Amendment No. 3, the Company had sold approximately $92.0 million of ATM Shares under the Sales Agreement and, consequently, approximately $8.0 million in ATM Shares remained available for issuance under the Program.

Sales of the ATM Shares, if any, will be made pursuant to a previously filed and effective registration statement on Form S-3 (File No. 333-249657) (the “Registration Statement”). ATM Shares may be offered only by means of the Company’s prospectus dated December 4, 2020, as supplemented by the Company’s prospectus supplement dated December 4, 2020, as amended by Amendment No. 1 to such Prospectus Supplement dated April 14, 2023, forming a part of the effective registration statement. Sales of the ATM Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the ATM Shares, and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

Pursuant to Instruction I.B.6, in no event will the Company sell ATM shares in an amount greater than the lower of (i) such amount as is registered on the Registration Statement or (ii) pursuant to Instruction I.B.6, an amount with a value, taken together with the aggregate market value of all other securities sold by the Company or on the Company’s behalf pursuant to Instruction I.B.6 during any applicable 12-month period, of more than one-third of the aggregate market value of our common stock held by non-affiliates in such 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. The Company has not offered any securities pursuant to Instruction I.B.6 during the prior twelve calendar month period that ends on and includes the date of this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing is only a brief description of the terms of Amendment No. 3, does not purport to be a complete statement of the rights and obligations of the parties under Amendment No. 3 and the transactions contemplated thereby, and is qualified in its entirety by reference to Amendment No. 3, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

1.1	Amendment No. 3 to At Market Issuance Sales Agreement, dated April 14, 2023, between the Company, B. Riley Securities, Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: April 20, 2023
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer